                                                            Exhibit 10.36



                              BIG V HOLDING CORP.

              1990 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN
              --------------------------------------------------

                        NON-QUALIFIED TIME ACCELERATED
                       RESTRICTED STOCK OPTION AGREEMENT
                                     with
                                  DON TRELLA

                              BIG V HOLDING CORP.
                            STOCK OPTION AGREEMENT
           UNDER 1990 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN
            NON-QUALIFIED TIME ACCELERATED RESTRICTED STOCK OPTION
            ------------------------------------------------------



     AGREEMENT entered into this 8th day of October, 1997 by and between Big V Holding Corp., a Delaware corporation (the "Company"), and the undersigned employee (the "Employee") of the Company (or one of its subsidiaries) (the Company and its subsidiaries herein together referred to as the "Company").

     1. The Company desires to grant the Employee a non-qualified stock option under the Company's 1990 Time Accelerated Restricted Stock Option Plan (the "Plan") to acquire shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

     2. Section 6 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

     ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

     1.   Grant of Option.  The Company hereby irrevocably grants to the
          ---------------
Employee a non-qualified stock option (the "Option") to purchase all or any part of an aggregate of 4,000 shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth. This option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Purchase Price.  The purchase price ("Purchase Price") for the Shares
          --------------
covered by the Option shall be $35.00 per Share, which Purchase Price is not less than the fair market value of the Shares on the date hereof.

     3.   Time of Exercise of Option; Exercisability.  Except as provided below,
          ------------------------------------------
the Option shall not be exercisable prior to nine years and six months from the date of grant of the Option at which time the Option shall become exercisable in full. The Option shall become exercisable earlier, however, with respect to the number of Shares and upon the attainment of certain performance goals on or prior to the end of certain performance periods, all as shown on Schedule I
                                                                 ----------
attached hereto and incorporated herein.

     4.   Term of Options; Exercisability.
          -------------------------------

          (a)  Term.
               ----

          (1) Each Option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as provided in subsections (2) through (4) below.

          (2) If the Employee is terminated for Cause (as defined in the Amended and Restated Shareholders' Agreement among the Company, and its shareholders dated as of December 17, 1993) or voluntarily terminates his employment with the Company, at any time, for any reason or for no reason, in either such case, the option granted to the Employee shall terminate, with respect to any Shares subject to options exercisable on the date of such termination, on the fifth day following such termination and, with respect to any Shares subject to options not exercisable on the date of such termination, on the date of such termination.

          (3) If the Employee is terminated by the Company without Cause, at any time, the option granted to the Employee shall terminate, with respect to any Shares subject to options exercisable on the date of such termination, on the 90th day following such termination and, with respect to any Shares subject to options not exercisable on the date of such termination, on the date of such termination.

          (4) In the event of the termination of the Employee's employment with the Company or one of its subsidiaries due to the death or disability of the Employee, the option granted to the Employee shall terminate, with respect to any Shares subject to options exercisable on the date of such termination, on the 365th day following such termination and, with respect to any Shares subject to options not exercisable on the date of such termination, on the date of such termination.

          (b)  Exercisability.  If the Employee ceases to be an employee of the
               --------------
Company, at any time, for any reason or for no reason, the Option granted to the Employee hereunder shall be exercisable only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date such Employee ceases to be an employee of the Company or one of its subsidiaries.

     5.   Manner of Exercise of Option.
          ----------------------------

          (a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment may be either wholly in cash or by check payable to the Company. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty
(30) days from the date of receipt of the notice by the Company.

          (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option.

          (c) Notwithstanding the provision of Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the exercise of this Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:


               (i) The Shares with respect to which such Option has been exercised are at the time of the issue of such Shares effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

               (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration and qualification under applicable federal and state securities acts now in force or as hereafter amended.


     6.   Non-Transferability.  The right of the Employee to exercise the Option
          -------------------
shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or her. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.


     7.   Shares Subject to Restrictions; Representation Letter and Investment
          --------------------------------------------------------------------
          Legend.
          ------

          (a) Each of the Shares shall be subject to the restrictions on transfer imposed on, the terms and conditions requiring the sale or transfer of, and the rights and the options of the Company and certain stockholders of the Company to purchase, those shares of Common Stock held by Management Investors under the terms of the Amended and Restated Shareholders' Agreement Dated as of December 17, 1993 (the "Restrictions"). The Shares shall be subject to the Restrictions and the Employee hereby agrees to be bound by and undertakes to comply with the Restrictions, whether or not the Employee is a party to the Shareholders' Agreement, in the same manner and to the same extent as a Management Investor, and agrees and undertakes to execute and deliver any and all such additional agreements, instruments and other documents deemed necessary by the Company to effect the provisions of this subparagraph (a).

          (b) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend", so-called, as described in Exhibit 1 hereto, upon any certificate for the Shares issued by reason of such exercise.

          (c) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

     8.   Adjustments on Changes in Capitalization.  Adjustments or changes in
          ----------------------------------------
capitalization and the like shall be made in accordance with Section 12 of the Plan, as in effect on the date of this Agreement.

     9.   Recapitalizations, Reorganizations, Changes in Control and the Like.
          -------------------------------------------------------------------
Adjustments and other matters relating to recapitalizations, reorganizations, sale of the assets of the Company, changes in control and the like shall be made and determined in accordance with Section 12 of the Plan, as in effect on the date of this Agreement (including, but not limited to, the termination and cancellation of options upon a sale of all or substantially all of the assets of the Company or a change of control in the Company).

     10.  No Special Employment Rights.  Nothing contained in the Plan or this
          ----------------------------
Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

     11.  Rights as a Shareholder.  The Employee shall have no rights as a
          -----------------------
shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee and the Employee has executed and delivered to the Company any and all agreements, instruments and other documents required by the Company pursuant to Section 7(a) hereof. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     12.  Withholding Taxes.  Whenever Shares are to be issued upon exercise of
          -----------------
this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

                        *******************************

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the

Employee has hereunto set his or her hand and seal, all as of the day and year first above written.

                             BIG V HOLDING CORP.


                             By:  /s/ James A. Toopes, Jr.
                                  ----------------------------------------
                                 Name:
                                 Title:  Executive Vice President


                             EMPLOYEE


                               /s/ Don Trella
                              --------------------------------------------

                             Address:  10 Ridgewood Drive
                                       W. Suffield, CT  06093

                             Social Security No.: ###-##-####
                                                  -----------------------

                                  SCHEDULE I


                            Option Vesting Schedule
                            -----------------------


     (a) The Option will become exercisable with respect to all Shares subject thereto (the "Performance Shares") in the manner provided below.

     (b) If the Company's Cash Flow (as hereinafter defined) is greater than the Target Cash Flow for the applicable Target Period, as specified in Schedule
                                                                       --------
A below, then the Option shall become exercisable with respect to twenty-five
-
percent (25%) of the Performance Shares. If the Company's Cash Flow is less than the Target Cash Flow for the applicable Target Period but at least ninety percent (90%) of the Target Cash Flow for the Target Period, then the Option shall become exercisable with respect to two and one-half percent (2.5%) of the Performance Shares for each one percent (1%) by which the Company's actual Cash Flow exceeds ninety percent of the Target Cash Flow for the Target Period, up to a maximum of twenty-five percent (25%) of the Performance Shares for any one Target Period. An Option shall be so exercisable on or after the later of the end of the applicable Target Period or the date that the Company's Cash Flow for such Target Period is certified by the Chief Financial Officer of the Company.

For the purpose of this Agreement, Cash Flow shall mean the Company's consolidated income without reduction for non-cash or deferred compensation expense, interest (except as indicated below), income taxes, depreciation or amortization but after deduction of: (i) all operating expenses (including up to $250,000 in management fees payable to Thomas H. Lee Company and J.S. Frelinghuysen & Co. pursuant to their respective Management Agreements with the Company), and (ii) other reserves required in connection with the operation of the Company's business in the ordinary course. The determination of Cash Flow shall not take into account any income or expense attributable to LIFO reserves, gains or losses on sales of assets or other extraordinary gains or losses or non-cash rent expenses. Except as otherwise provided herein, Cash Flow shall be determined in accordance with generally accepted accounting principles consistently applied, all as reflected in the Company's most recently available consolidated audited financial statements for the immediately preceding fiscal year and as certified by the Chief Financial Officer of the Company.

     (c) In addition to the vesting of the Options under paragraph (b) above, upon the expiration of the four year period ended December 31, 1998, any of the Options with respect to the Performance Shares which remain unexercisable (after giving effect to paragraph (b) above) (the "Remaining Shares") may also become exercisable as follows: (i) if the Company's cumulative Cash Flow for the four year period ended December 31, 1998 (the "Cumulative Cash Flow") is equal to or greater than $213 million, then the Option will become exercisable with respect to all of the Remaining Shares; and (ii) if the Cumulative Cash Flow is greater than $192 million but less than $213 million, then, the Option will become exercisable with respect to a portion of the Remaining Shares equal to (x) four and three-quarters percent (4.75%) of the Performance Shares for each additional $1,000,000 of Cash Flow in excess of $192 million, less (y) the number of
                                                   ----
Performance Shares which have vested under paragraph (b) above, such that the Option will be exercisable in full if the Cumulative Cash Flow is equal to $213 million. The Option will be exercisable pursuant to this paragraph (c) on or after the later of the end of the Total Target Period of the date that the Company's Cumulative Cash Flow is certified by the Chief Financial Officer of the Company.

          (d)  The Target Cash Flow levels set forth on Schedule A shall be
                                                        ----------
adjusted in the manner and to the extent reasonably determined by the Board of Directors in good faith to take into account (i) material changes in the Company's method of accounting or (ii) the sale of substantial assets by the Company or the acquisition of ongoing businesses, whether by merger, consolidation or otherwise. Any such adjustment shall be made in good faith with the intent that, after taking into account the nature of the cause of the adjustment, the measure of the Company's performance established by the Target Cash Flow levels before and after the adjustment will be as nearly equivalent as is reasonably possible.


                                   SCHEDULE A
                                   ----------

                                                  Maximum Percentage
Target                      Target Cash Flows     of Shares Eligible
Period                          (1,000's)         for Early Vesting
------                      -----------------     ------------------
1/1/95 to 12/31/95              $ 43,000                  25%
1/1/96 to 12/31/96              $ 50,000                  25%
1/1/97 to 12/31/97              $ 57,000                  25%
1/1/98 to 12/31/98              $ 63,000                  25%
Total Target Cash Flow
for Total Target Period         $213,000
(1/1/95 to 12/31/98)


          (e) In the event of a Sale of the Company (as hereinafter defined), then any as yet unvested Shares shall vest if and to the extent they would otherwise vest hereunder based on the following formula: (i) the Cash Flow for the Target Period in which the Sale takes place (the "Sale Target Period") shall be annualized based on the Company's most recently available consolidated audited financial statements for the portion of the Sale Target Period prior to the Sale (or, if audited financial statements are not available, unaudited financial statements prepared in accordance with generally accepted accounting principles consistently applied subject to year end adjustments and the absence of notes, as certified by the Chief Financial Officer of the Company) and after taking into account seasonal adjustment as determined in good faith by the Company's Board of Directors, and the Company will be deemed to have achieved such annualized Cash Flow in the Sale Target Period and (ii) the Company will be deemed to have achieved in any Target Periods occurring after the Sale Target Period, the average of the percentages of the Target Cash Flows achieved in the prior Target Periods (based on the annualized Cash Flow with respect to the Sale Target Period). Any Shares that would have vested had the Company achieved such deemed Cash Flows shall vest and become exercisable immediately prior to the Sale of the Company. For the purposes hereof, a "Sale" of the Company shall mean a sale of all or substantially all of the assets of the Company or the sale or other transfer of fifty percent or more of the common stock of the Company held by the Institutional Investors (as defined in the Shareholders' Agreement) to an unaffiliated third party or parties.

                            STOCK OPTION AGREEMENT
                                   EXHIBIT 1
                                   _________

Gentlemen:

     In connection with the exercise by me as to 4,000 shares of common stock, no par value per share, of BIG V HOLDING CORP. (the "Company") under the non-qualified stock option dated August 29, 1997, granted to me under the 1990 Time Accelerated Restricted Stock Option Plan, I hereby acknowledge that I have been informed as follows:

     1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

     2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

     3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

     4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

     In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:


       "These securities have not been registered under the Securities Act of 1933 and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company, both as to opinion and counsel, that such registration is not required."

       "These securities are subject to the terms and conditions, including restrictions on transfer, of an Amended and Restated Stockholders Agreement dated as of December 17, 1993, as amended from time to time, a copy of which is on file with the Secretary of the Company."


     I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                  Very truly yours,


                                  Don Trella